<PAGE-EX10.1-1>


                            GREAT DANE HOLDINGS INC.


                               SPECIAL BONUS PLAN


     1. PURPOSE AND INTENT OF PLAN. The purpose of this Special Bonus Plan is (i) to recognize the efforts of certain Key Employees of the Company and its Subsidiaries in connection with the consummation of Sale Transactions and
(ii) to increase the identity of interests of such Key Employees with those of the Company's shareholders by providing such Key Employees with the opportunity for a cash bonus based upon the actual results of successful Sale Transactions.

     2. DEFINITIONS. The following terms when used herein shall have the meanings set forth below, unless a different meaning is plainly required by the context:

          AMERICAN COUNTRY. American Country Insurance Company, an Illinois corporation.

          BERENSON MINELLA. Berenson Minella & Company, the Company's financial advisor.

          BOARD.  The Board of Directors of the Company.

          BONUS POOL. The aggregate amount of money allocated for payment to Key Employees on the Closing Date of a given Sale Transaction.

          BONUS POOL PAYMENT. The total cash payment to be made to a Key Employee pursuant to the terms of Section 4(b)(i) hereof (including any payments withheld to satisfy applicable federal, state and local income taxes), upon the consummation of a successful Sale Transaction.

          CLOSING DATE. Closing Date shall mean the date of the consummation of a Sale Transaction.

          COMPANY.  Great Dane Holdings Inc., a  Delaware corporation.

          EFFECTIVE DATE. The date on which this Special Bonus Plan is approved by the Board.

          KEY EMPLOYEES. The employees listed on Schedule I-2 attached hereto and any other employees who are from time to time designated by the president of the Company to be eligible to receive Bonus Pool Payments.

          PURCHASER. Any individual, corporation, partnership, association, trust or other entity or organization which purchases more than half of the equity or the assets of any Subsidiary in a Sale Transaction.

          SALE TRANSACTION. Any sale of a Subsidiary either directly or through the stock of its parent holding company, whether by merger or other business combination or the acquisition, directly or indirectly, of more than half of the equity or of the assets of a Subsidiary by a Purchaser, which Sale Transaction is introduced by, or directly related to the engagement of, Berenson Minella.

<PAGE-EX10.1-2>

          STAMPING. South Charleston Stamping Manufacturing Company, a West Virginia corporation, alone or together with CMC Kalamazoo Inc., a Delaware corporation.

          SUBSIDIARY.  American Country, Yellow Cab, Trailer or Stamping.

          TRAILER.  Great Dane Trailers, Inc., a Georgia corporation.

          TRANSACTION VALUE. The aggregate price paid in cash or equity by a Purchaser with respect to a particular Sale Transaction plus the aggregate value of debt assumed, refinanced or renegotiated in connection with such Sale Transaction. In the event valuations of debt or equity are required, the valuations used to determine the Transaction Value for purposes of determining Berenson Minella's fee shall be used to determine the Transaction Value hereunder.

          YELLOW CAB.  Yellow Cab Company, a Delaware corporation.

     3. DETERMINATION AND ELIGIBILITY FOR BONUS POOL PAYMENTS UNDER THIS SPECIAL BONUS PLAN.

          a. GENERAL. Subject to the terms and conditions set forth herein, each Key Employee who is employed by the Company or a Subsidiary on and as of the Closing Date of a Sale Transaction involving such Subsidiary in which the price paid by a Purchaser exceeds the Transaction Value set forth herein (or, if no specific Transaction Value is required, the Closing Date of a Sale Transaction) and who has not given notice at any time prior thereto of an intention to resign as an employee of the Company or such Subsidiary shall be eligible to receive a Bonus Pool Payment under this Special Bonus Plan.

          b. DETERMINATION OF KEY EMPLOYEES. The president of the Company may at any time or from time to time prior to the Closing Date of a Sale Transaction add those employees to the list of Key Employees on Schedule I-2 who he believes should receive a Bonus Pool Payment.

     4.   DISTRIBUTION OF THE BONUS POOL:

          a.   DETERMINATION OF BONUS POOL AMOUNTS.

               (i) GENERAL. Each Subsidiary, simultaneously with the consummation of a Sale Transaction involving such Subsidiary, shall establish a Bonus Pool which shall be administered, in accordance with the terms hereof, by the Treasurer of such Subsidiary.

               (ii) CALCULATION OF BONUS POOL. Simultaneously with the consummation of a Sale Transaction involving a Subsidiary at a Transaction Value in excess of the amount designated for such Subsidiary on Schedule I-1 (or, with respect to American Country, simultaneously with the consummation of a Sale Transaction involving American Country), such Subsidiary shall receive as such Subsidiary's Bonus Pool the amount calculated in accordance with the formula set forth on Schedule I-1.

          b.   DISTRIBUTION OF BONUS POOL PAYMENTS.

               (i) AMOUNT. The president of the Company shall, at any time or from time to time prior to the Closing Date of a Sale Transaction in

<PAGE-EX10.1-3>

respect of which a Bonus Pool is to be established for one or more of the Subsidiaries, determine the specific percentage of the Bonus Pool to be received by each Key Employee.

               (ii) SUBSIDIARY SALE TRANSACTION. Simultaneously with the consummation of a Sale Transaction, the Bonus Pool, if any, shall be distributed by such Subsidiary among its Key Employees and, in the discretion of the president, any Key Employees of the Company, in the amounts determined in accordance with the provisions of Section b(i) of this Section 4; PROVIDED, HOWEVER, that each Subsidiary shall withdraw from the Bonus Pool Payment payable to each Key Employee an amount of cash sufficient to satisfy federal, state and local income taxes attributable such Key Employee's Bonus Pool Payment.

          c. NO GENERAL RIGHT TO BONUS POOL PAYMENTS. No employee of the Company or any Subsidiary shall be entitled, as a matter of right, to any Bonus Pool Payment and the president shall have the sole, discretionary right to determine which employees are entitled to be added to the list of Key Employees who are entitled to Bonus Pool Payments if they meet the criteria set forth in Section 3(a). No Key Employee shall have a right to Bonus Pool Payments of any specific amount, the allocation of specific amounts to be in the sole discretion of the president.

     5. ADMINISTRATION OF THE PLAN. The Board shall have full power and authority to (i) interpret the provisions of this Special Bonus Plan, (ii) to prescribe, amend or rescind rules and regulations relating to this Special Bonus Plan, (iii) to supervise the administration of this Special Bonus Plan and (iv) to make all determinations not specially set forth herein which it considers desirable for the administration of this Special Bonus Plan, and all such decisions and determinations made by the Board shall be final.

     6. TERM OF PLAN; AMENDMENT AND DISCONTINUANCE. This Special Bonus Plan shall become effective on the Effective Date and shall continue until the termination of the right of Berenson Minella to receive fees in connection with a Sale Transaction. The terms and provisions of this Special Bonus Plan may be amended or modified by the Board as it may deem advisable at any time or from time to time prior to the Closing Date of a Sale Transaction, provided, however, that the aggregate amounts allocated to the Bonus Pool may not be decreased.

     7. PLAN DOES NOT GRANT EMPLOYMENT RIGHTS. Nothing contained herein shall confer upon any Key Employee named hereunder any right to be continued as an employee of the Company or a Subsidiary or any affiliate of the Company or a Subsidiary or shall interfere in any way with the right of the Company or a Subsidiary or any affiliate of the Company or a Subsidiary to whom such Key Employee provides service to terminate the relationship between them at any time at will for any reason unless otherwise provided by any agreement between the Company and such Key Employee.

     8. TERMINATION OF EMPLOYMENT. Notwithstanding any other provisions of this Special Bonus Plan, if any Key Employee has for any reason voluntarily or involuntarily terminated his employment with a Subsidiary on or as of the Closing Date or has provided the Company with notice of such Key Employee's intention to resign as an employee of such Subsidiary, such Key Employee shall no longer be entitled to receive any Bonus Pool Payment hereunder.

<PAGE-10.1-4>


Dated:  October 11    , 1996


                                   GREAT DANE HOLDINGS INC.



                                   By  /s/ David R. Markin
                                     Name:  David R. Markin
                                     Title: President